UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           November 22, 2004
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

ITEM 7.01. Regulation FD Disclosure

On November 22, 2004 — Laboratory Corporation of America® Holdings (LabCorp®) announced the availability of an innovative new chart-based laboratory order entry and results delivery system called FirstChart™. The FirstChart™ product was developed in collaboration with one of LabCorp’s strategic connectivity partners, Allscripts Healthcare Solutions, to help accelerate electronic medical record adoption by providing physician clients with a state-of-the-art connectivity solution that can be customized for their specific practices.

Exhibits

99.1 Press Release dated November 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: November 22, 2004	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary